MUTUAL FUND CUSTODY AGREEMENT
                          -----------------------------

         THIS AGREEMENT is made as December 11, 1990 by and between The Baupost Fund, a Massachusetts business trust (the "Fund"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company ("U.S. Trust").

                                   WITNESSETH
                                   ----------

         WHEREAS,  the  Fund  is  registered  as  a  open-end   non-diversified,
management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"); and

         WHEREAS, the Fund desires to retain U.S. Trust to serve as the Fund's custodian and U.S. Trust is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints U.S. Trust to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. U.S. Trust accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement.

                  2. Delivery of Documents. The Fund has furnished or will furnish U.S. Trust with copies properly certified or authenticated of each of the following:
                  (a)  Resolutions  of the Fund's Board of Trustees  authorizing the appointment of U.S. Trust as Custodian of the portfolio securities, cash and other property of the Fund and approving this Agreement:
                  (b) Incumbency and signature certificates identifying and containing the signatures of the Fund's officers and/or the persons authorized to sign Written Instructions, as hereinafter defined, on behalf of the Fund;
                  (c) The Fund's Agreement and Declaration of Trust filed with the Secretary of the State of the Commonwealth of Massachusetts and all amendments thereto (such Agreement and Declaration of Trust, as currently in effect and from time to time amended, is herein called the "Declaration of Trust");
                  (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws");
                  (e) Resolutions of the Fund's Board of Trustees appointing the investment advisor of the Fund and resolutions of the Fund's Board of Trustees and the Fund's shareholder approving the proposed Investment Advisory Agreement between the Fund and the advisor dated as of December 11, 1990 (the "Advisory Agreement");
                  (f) The Advisory Agreement;
                  (g) The Fund's  Notification of Registration filed pursuant to
                  Section 8(a) of the 1940 Act, as filed with the SEC;







                  (h) The Fund's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act"), as filed with the SEC; and
                  (i) The Fund's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

         The Fund will furnish U.S. Trust from time to time with copies of all amendments of or supplements to the foregoing, if any. The Fund will also furnish U.S. Trust with a copy of the opinion of counsel for the Fund with respect to the validity of the Fund's shares of beneficial interest, no par value ("the Shares"), and the status of such Shares under the 1933 Act, and any other applicable federal law or regulation.

         3. Definitions.
                  (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means the Fund's President, Treasurer and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Written Instructions on behalf of the Fund and listed on Attachment B which may be amended from time to time.
                  (b) "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and Federal agency securities, its successor or successors and its nominee or nominees.
                  (c) "Property". The term "Property", as used in this Agreement, means:
                           (i) any and all securities and other property of the Fund which may from time to time deposit, or cause to be deposited, with U.S. Trust or which U.S. Trust may from time to time hold for the Fund;
                           (ii) all income in respect of any other such securities or other property;
                           (iii) all proceeds of the sales of any of such securities or other property; and
                           (iv) all proceeds of the sale of securities issued by the Fund, which are received by U.S. Trust from time to time from or on behalf of the Fund.

                  (d) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company, which is a clearing agency registered with the SEC, or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Fund's Board of Trustees approving deposits by U.S. Trust therein.
                  (e) "Written Instructions". The term "Written Instructions" as used in this Agreement, means instructions
                           (i) delivered by mail, tested telegram, cable, telex, facsimile sending device, and received by U.S. Trust, signed by two Authorized Persons or by persons reasonably believed by U.S. Trust to be Authorized Persons; or
                           (ii) transmitted electronically through the U.S. Trust Asset Management System or any similar electronic instruction system acceptable to U.S. Trust.






         4. Delivery and Registration of the Property. The Fund will deliver or cause to be delivered to U.S. Trust all securities and all monies owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 7 hereof. U.S. Trust will not be responsible for such securities and such monies until actually received by it. All securities delivered to U.S. Trust or to any such subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of U.S. Trust or any nominee of U.S. Trust (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 7 hereof or shall be properly endorsed and in form for transfer satisfactory to U.S. Trust.

         5. Voting Rights. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Fund. U.S. Trust's only duty shall be to mail to the Fund any documents received, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. Where warrants, options, tenders or other securities have fixed expiration dates, the Fund understands that in order for U.S. Trust to act, U.S. Trust must receive the Fund's instructions at its offices in New York, addressed as U.S. Trust may from time to time request, by no later than noon (NY City time) on the last scheduled date to act with respect thereto. Absent U.S. Trust's timely receipt of such instructions, such instruments will expire without liability to U.S. Trust.

         6. Receipt and Disbursement of Money.
                  (a) U.S. Trust shall open and maintain a custody account for the Fund, subject only to draft or order by U.S. Trust acting pursuant to the terms of this Agreement, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Fund. U.S. Trust shall make payments of cash to, or for the account of, the Fund from such cash only (i) for the purchase of securities for the Fund as provided in Paragraph 12 hereof; (ii) upon receipt of Written Instructions, for the payment of dividends or other distributions of shares, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Fund under the terms of this Agreement, any advisory agreement to which the Fund is a party, or any administration agreement; (iii) upon receipt of Written Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to U.S. Trust; (iv) to a subcustodian pursuant to Paragraph 7 hereof; or (v) upon receipt of Written Instructions for other trust purposes.
                  (b) U.S. Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

         7. Receipt of Securities.
                  (a) Except as provided by Paragraph 8 hereof, U.S. Trust shall hold all securities and non-cash property received by it for the Fund. All such securities and non-cash property are to be held or disposed of by U.S. Trust for the Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution authorizing the specific transaction by the Fund's Board, U.S. Trust shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Fund withdraw any securities. In connection with its duties under this Paragraph 7 and with the approval of the Fund, U.S. Trust may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by U.S. Trust for the account of the Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with U.S. Trust to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. U.S. Trust will be liable for acts or omissions of any such subcustodian. (b) Promptly after the close of business on each day U.S. Trust shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities are transferred to the account of the Fund established at a Securities Depository or the Book Entry System pursuant to Paragraph 8 hereof, U.S. Trust shall also by book-entry or otherwise identify as belonging to the Fund the quality of securities in a fungible bulk of securities registered in the name of U.S. Trust (or its nominee) or shown in U.S. Trust's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, U.S. Trust shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

         8. Use of Securities Depository or the Book-Entry System. The Fund shall deliver to U.S. Trust a certified resolution of the Board of Trustees of the Fund approving, authorizing and instructing U.S. Trust on a continuous and ongoing basis until instructed to the contrary by Written Instructions actually received by U.S. Trust (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Fund eligible for deposit therein and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

                  (a) Securities and any cash of the Fund deposited in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by U.S. Trust in other than a fiduciary or custodian capacity but may be commingles with other assets held in such capacities. U.S. Trust will effect payment for securities and receive and deliver securities in accordance with accepted industry practices in the place where the transaction is settled, unless the Fund has given U.S. Trust Written Instructions to the contrary.
                  (b) All books and records maintained by U.S. Trust which relate to the Fund's participation in a Securities Depository or the Book-Entry System will at all times during U.S. Trust's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.
                  (c) U.S. Trust will send to the Fund all reports, confirmations and records as required by Rule 17f-4 under the 1940 Act.

         9. Instructions Consistent With the Declaration of Trust, etc. Unless otherwise provided in this Agreement, U.S. Trust shall act only upon Written Instructions. U.S. Trust may assume that any Written Instructions received hereunder are not in any way inconsistent with any provision of the Declaration of Trust or By-Laws or any vote or resolution of the Fund's Board of Trustees, or any committee thereof. U.S. Trust shall be entitled to rely upon any Written Instructions actually received by U.S. Trust pursuant to this Agreement. The Fund agrees that U.S. Trust shall incur no liability in acting upon Written Instructions given to U.S. Trust. In accord with instructions from the Fund, as required by accepted industry practice or as U.S. Trust may elect in effecting the execution of Fund instructions, advances of cash or other Property made by U.S. Trust, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities owed to U.S. Trust by the Fund, or to any other party which has secured judgment in a court of law against the Fund which creates an overdraft in the account of the Fund or overdelivery of Property shall be deemed a loan by U.S. Trust to the Fund (but only to the extent permitted by the Fund's Prospectus and Statement of Additional Information as time to time in effect) payable on demand, bearing interest at such rate customarily charged by U.S. Trust for similar loans.

         The Fund agrees that test arrangements, authentication methods or to other security devices to be used with respect to instructions which the Fund may give by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess, or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as U.S. Trust may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which U.S. Trust makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage incurred by U.S. Trust or by the Fund as a result of U.S. Trust's acting in accordance with instructions from any unauthorized person using the proper security device unless such loss, liability or damage was incurred solely as a result of U.S. Trust's negligence or willful misconduct. U.S. Trust may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Fund's account. In the event that the Fund uses
         U.S. Trust's Asset Management System or any successor electronic communications or information system, the Fund agrees that U.S. Trust is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of U.S. Trust, or the failure of any communications carrier, utility, or communications network. In the event that that system is inoperable, the Fund agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to U.S. Trust's facsimile receiving equipment or by letter, at no additional charge to the Fund.

         10. Transactions Not Requiring Instructions. U.S. Trust is authorized to take the following action without Written Instructions:
                  (a) Collection of Income and Other Payments. U.S. Trust shall:
                           (i) collect and receive for the account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund. From time to time, U.S. Trust may elect to credit, but shall not be so obligated, the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Fund or U.S. Trust. Any such crediting and posting shall be at the Fund's sole risk, and U.S. Trust shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker or agent of the Customer.
                           (ii) with  respect to  securities  of foreign  issue,
                           effect collection of dividends, interest and other income, and to notify the Fund of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that U.S. Trust shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to its negligence or willful misconduct. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless U.S. Trust is otherwise instructed in writing, and in effecting such conversion U.S. Trust may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary and competitive rates. All risk and expenses incident to such collection and conversion are for the account of the Fund and U.S. Trust shall have no responsibility for fluctuations in exchange rates affecting any such conversion.
                           (iii) endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;
                           (iv) receive and hold for the account of the Fund all securities received by the Fund as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment of other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Fund held by U.S. Trust hereunder;






                           (v) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;
                           (vi) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;
                           (vii) with respect to domestic securities, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice. The Fund understands that U.S. Trust subscribes to one or more nationally recognized services that provide information with respect to calls for redemption of bonds or other corporate actions. U.S. Trust shall not be liable for failure to redeem any called bond or take other action if notice of such call or action was not provided by any service to which it subscribes provided that U.S. Trust shall have acted in good faith without negligence and in accordance with "Street Practice". U.S. Trust shall have no duty to notify the Fund of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but U.S. Trust shall forward to the Fund any notices or other documents subsequently received in regard to any such security. When fractional shares of stock of a declaring corporation are received as a stock distribution, U.S. Trust is authorized to sell the fraction received and credit the Fund's account. Unless specifically instructed to the contrary in writing, U.S. Trust is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of U.S. Trust is called for partial redemption by the issuer of such Property, U.S. Trust is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by U.S. Trust in its sole discretion.
                  (b) Miscellaneous Transactions. U.S. Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefore in the following cases:
                           (i) for examination by a broker selling for the account of the Fund in accordance with street delivery custom;
                           (ii) for the exchange of interim receipts or temporary securities for definitive securities;
                           (iii) for transfer of securities into the name of the Fund or U.S. Trust or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to U.S. Trust.

         11. Transactions Requiring Instructions. Upon receipt of Written Instructions and not otherwise, U.S. Trust, directly or through the use of a Securities Depository or the Book-Entry System, shall:
                  (a) Execute and deliver to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;
                  (b) Deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;
                  (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;
                  (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;
                  (e) Release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to U.S. Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan; and
                  (f) Deliver any securities held for the Fund upon the exercise of a covered call option written by the Fund on such securities.

         12. Purchase of Securities. Promptly after each purchase of securities by the investment advisor, the Fund shall deliver to U.S. Trust (as Custodian) Written Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities,
         (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the fund for which the purchase was made. U.S. Trust shall upon receipt of securities purchased by or for the Fund pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instructions.







         13. Sales of Securities. Promptly after each sale of securities by the investment advisor, the Fund shall deliver to U.S. Trust (as Custodian) Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the fund for which the sale was made. U.S. Trust shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Subject to the foregoing, U.S. Trust may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

         14. Authorized Shares. The Fund has an unlimited number of Shares of each class of its securities.

         15. Records. The books and records pertaining to the Fund which are in the possession of U.S. Trust shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during U.S. Trust's normal business hours, and such books and records shall be surrendered to the Fund promptly upon request. Upon reasonable request of the Fund, copies of any such books and records shall be provided by U.S. Trust to the Fund or the Fund's authorized representative at the Fund's expense.

         16. Cooperation with Accountants. U.S. Trust shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's semi-annual report on Form N-SAR.

         17. Confidentiality. U.S. Trust agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the Fund's investment advisor and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where U.S. Trust may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted legal authorities, or when so requested by the Fund. Nothing contained herein, however, shall prohibit U.S. Trust from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential Shareholders of the Fund.








         18. Equipment Failures. In the event of equipment failures beyond U.S. Trust's control, U.S. Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. U.S. Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         19. Right to Receive Advice.
                  (a) Advice of Fund. If U.S. Trust shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund clarification or advice.
                  (b) Advice of Counsel. If U.S. Trust shall be in doubt as to any question of law involved in any action to be taken or omitted by U.S. Trust, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or U.S. Trust, at the option of U.S. Trust).
                  (c) Conflicting Advice. In case of conflict between directions or advice received by U.S. Trust pursuant to subparagraph (a) of this paragraph and advice received by U.S. Trust pursuant to subparagraph (b) of this paragraph, U.S. Trust shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.
                  (d) Protection of U.S. Trust. U.S. Trust shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraphs (a) or (b) of this section which U.S. Trust, after receipt of any such directions or advice, in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon U.S. Trust any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of this Agreement, the same is a condition to U.S. Trust's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse U.S. Trust when an action or omission on the part of U.S. Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by U.S. Trust of its duties under this Agreement.

         20. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for insuring that the contents of each Prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund.

         21. Compensation. As compensation for the services rendered by U.S. Trust during the term of this Agreement, the Fund will pay to U.S. Trust, in addition to reimbursement of its out-of-pocket expenses, monthly fees as outlined in Exhibit A.

         22. Indemnification. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless U.S. Trust and its nominees from all taxes, charges, expenses, assessments,






         claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly (a) from the fact that securities included in the Property are registered in the name of any such nominee or (b) without limiting the generality of the foregoing clause (a) from any action or thing which U.S. Trust takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund, or (ii) upon Written Instructions, provided, that neither U.S. Trust nor any of its nominees or subcustodians shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) U.S. Trust's or such nominee's or subcustodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or any agreement between U.S. Trust and any nominee or subcustodian or (y) U.S. Trust's own negligent failure to perform its duties under this Agreement. In the event of any advance of cash for any purpose made by U.S. Trust resulting from orders or Written Instructions of the Fund, or in the event that U.S. Trust or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard, the Fund shall promptly reimburse U.S. Trust, its nominees or subcustodians for such advance of cash or such taxes, charges, expenses, assessments, claims or liabilities.

         23. Responsibility of U.S. Trust. U.S. Trust shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by U.S. Trust in writing. In the performance of its duties hereunder, U.S. Trust shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement. U.S. Trust shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, U.S. Trust shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or gross negligence on the part of U.S. Trust or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, U.S. Trust in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which U.S. Trust believes to be genuine, (b) the validity of the issue of any securities purchased or sold by the Fund, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (d) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (e) the legality of the declaration or payment of any dividend or distribution Shares, or (f) delays or errors or loss of data occurring by reason of circumstances beyond U.S. Trust's control, including acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 18), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply.

         24. Collection. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by U.S. Trust) shall be at the sole risk of the Fund. In any case in which U.S. Trust does not receive any payment due the Fund within a reasonable time after U.S. Trust has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto, and to telephonic demands, and await instructions from the Fund. U.S. Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. U.S. Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         25. Duration and Termination. This Agreement shall be effective as of December 31, 1990, and shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved by U.S. Trust and the Fund. This Agreement shall continue in effect until termination by the Fund or by U.S. Trust on 90 days written notice. Upon any termination of this Agreement, pending appointment of a successor to U.S. Trust or a vote of the Shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property, U.S. Trust shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars
         ($20,000,000) as a custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that U.S. Trust shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by U.S. Trust or on or against U.S. Trust and until full payment shall have been made to U.S. Trust of all of its fees, compensation, costs and expenses, subject to the provisions of Paragraph 21 of this Agreement.

         26. Notices. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed (a) if to U.S. Trust, at U.S. Trust's address, 114 West 47th Street, New York, New York, 10036;
         (b) if to the Fund, at the address of the Fund, 44 Brattle Street, Cambridge, Massachusetts 02238; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         27. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         28. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         29. Miscellaneous. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parities hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                                     THE BAUPOST FUND


/s/   Jo-An B. Bosworth                              /s/ Seth A. Klarman
---------------------------                          ---------------------------
                                                     Its  President


                                                     UNITED STATES TRUST COMPANY
                                                             OF NEW YORK


                                                     /s/  Robert First
---------------------------                          ---------------------------
                                                     Its  Senior Vice President









Exhibit A

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                  BAUPOST GROUP
                                  Baupost Fund

                          Domestic Custody Fee Proposal

                                February 26, 1997


Domestic Custody:
-----------------

Administration and Maintenance (annually)
-----------------------------------------

                  .02% on first $50 Million
                  .01% on Excess

Transaction Fees for On-Line Customer*
--------------------------------------

                  $10.00 per book entry transaction
                  $25.00 per physical transaction
                  $35.00 per future or option wire
                  $ 8.00 per wire transfer

* Assumes fund inputs trades directly to U.S. Trust system. If U.S. Trust inputs trades, add a $5.00 per transaction charge.

Out of pocket expenses will be billed at cost.

Subject to review after one year.


This document supercedes any previous fee schedules.


                                                      /s/Michael Wilder
                                                      ----------------------
                                                      Michael Wilder
                                                      Second Vice President





                     UNITED STATES TRUST COMPANY OF NEW YORK

                   STANDARD INTERNATIONAL CUSTODY FEE PROPOSAL

                                  BAUPOST GROUP

                                DECEMBER 12, 1990


International Custody:
----------------------

        Safekeeping fees:

                  0.12% on First $250 Million

                  0.10% on Excess

                  Transaction Fees by Country


                  GROUP I                               GROUP II
                  -------                               --------

                  Austria                               Australia
                  Belgium                               Canada
                  Denmark                               France
                  Finland                               Hong Kong
                  Germany                               Italy
                  Japan                                 Netherlands
                  Norway                                Singapore/Malaysia
                  Sweden                                Spain
                  Switzerland                           United Kingdom
                  CEDEL/Euroclear Eligible              Other Fixed Income
                           Fixed Income

                  $35.00 per transaction                $75.00 per transaction

Out of pocket expenses will be billed at cost.